POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Stacy Nguyen, Barbara Olson, Brett Church and Paul Castor, or any of them acting singly, and with full power of substitution and re-substitution, as the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1)
prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

2)
prepare, execute, acknowledge, deliver, file and submit to the SEC, Viasat, Inc., a Delaware corporation (the “Company”), and any national securities exchange on which the Company’s securities are listed, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC under Section 13 or Section 16 of the Exchange Act or any rule or regulation promulgated thereunder or under Rule 144 under the Securities Act of 1933 (“Rule 144”), with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;

3)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned acknowledges that:

1)
this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

2)
any documents prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such terms and conditions and such information and disclosure as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

3)
neither the Company nor the Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of Section 16 of the Exchange Act or Rule 144, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

4)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or advisable to be done in the exercise of any of the rights and powers herein granted or otherwise in connection with the foregoing, as fully, to all intents and purposes as the undersigned might or could do in person, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact or by the undersigned’s execution and delivery to the Company of a new power of attorney with respect to the subject matter of this Power of Attorney. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of July 31, 2026.

/s/ Michael Kreller

Name: Michael Kreller